AUGUST 13, 1997

TO THE SHAREHOLDERS AND TRUSTEES OF
 U. S. GLOBAL INVESTORS FUNDS

IN PLANNING AND PERFORMING OUR AUDIT OF THE FINANCIAL STATEMENTS OF THE U.S. GOLD SHARES, U.S. GLOBAL RESOURCES, U.S. WORLD GOLD, U.S. TREASURY SECURITIES CASH, U.S. ALL AMERICAN EQUITY, U.S. INCOME, U.S. TAX FREE, U.S. GOVERNMENT SECURITIES SAVINGS, U.S. REAL ESTATE, UNITED SERVICES NEAR-TERM TAX FREE, AND CHINA REGION OPPORTUNITY FUNDS, COMPRISING THE SEPARATE FUNDS OF U. S. GLOBAL INVESTORS FUNDS (THE TRUST), FOR THE YEAR ENDED JUNE 30, 1997, WE CONSIDERED ITS INTERNAL CONTROL, INCLUDING CONTROL ACTIVITIES FOR SAFEGUARDING SECURITIES, IN ORDER TO DETERMINE OUR AUDITING PROCEDURES FOR THE PURPOSES OF EXPRESSING OUR OPINION ON THE FINANCIAL STATEMENTS AND TO COMPLY WITH THE REQUIREMENTS OF FORM N-SAR, NOT TO PROVIDE ASSURANCE ON INTERNAL CONTROL.

THE MANAGEMENT OF THE TRUST IS RESPONSIBLE FOR ESTABLISHING AND MAINTAINING INTERNAL CONTROL. IN FULFILLING THIS RESPONSIBILITY, ESTIMATES AND JUDGMENTS BY MANAGEMENT ARE REQUIRED TO ASSESS THE EXPECTED BENEFITS AND RELATED COSTS OF CONTROL ACTIVITIES. GENERALLY, CONTROL ACTIVITIES THAT ARE RELEVANT TO AN AUDIT PERTAIN TO THE ENTITY'S OBJECTIVE OF PREPARING FINANCIAL STATEMENTS FOR EXTERNAL PURPOSES THAT ARE FAIRLY PRESENTED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THESE CONTROL ACTIVITIES INCLUDE THE SAFEGUARDING OF ASSETS AGAINST UNAUTHORIZED ACQUISITION, USE OR DISPOSITION.

BECAUSE OF INHERENT LIMITATIONS IN INTERNAL CONTROL, ERRORS OR IRREGULARITIES MAY OCCUR AND NOT BE DETECTED. ALSO, PROJECTION OF ANY EVALUATION OF INTERNAL CONTROL TO FUTURE PERIODS IS SUBJECT TO THE RISK THAT IT MAY BECOME INADEQUATE BECAUSE OF CHANGES IN CONDITIONS OR THAT THE EFFECTIVENESS OF THE DESIGN AND OPERATION MAY DETERIORATE.

OUR CONSIDERATION OF INTERNAL CONTROL WOULD NOT NECESSARILY DISCLOSE ALL MATTERS IN INTERNAL CONTROL THAT MIGHT BE MATERIAL WEAKNESSES UNDER STANDARDS ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. A MATERIAL WEAKNESS IS A CONDITION IN WHICH THE DESIGN OR OPERATION OF ANY
SPECIFIC INTERNAL CONTROL COMPONENT DOES NOT REDUCE TO A RELATIVELY LOW LEVEL THE RISK THAT ERRORS OR IRREGULARITIES IN AMOUNTS THAT WOULD BE MATERIAL IN RELATION TO THE FINANCIAL STATEMENTS BEING AUDITED MAY OCCUR AND NOT BE DETECTED WITHIN A TIMELY PERIOD BY EMPLOYEES IN THE NORMAL COURSE OF PERFORMING THEIR ASSIGNED FUNCTIONS. HOWEVER, WE NOTED NO MATTERS INVOLVING INTERNAL CONTROL, INCLUDING CONTROL ACTIVITIES FOR SAFEGUARDING SECURITIES, THAT WE CONSIDER TO BE MATERIAL WEAKNESSES AS DEFINED ABOVE AS OF JUNE 30, 1997.

AUGUST 13, 1997
TO THE SHAREHOLDERS AND TRUSTEES OF

 U. S. GLOBAL INVESTORS FUNDS
PAGE 2

THIS REPORT IS INTENDED SOLELY FOR THE INFORMATION AND USE OF MANAGEMENT AND THE TRUSTEES OF U. S. GLOBAL INVESTORS FUNDS AND THE SECURITIES AND EXCHANGE COMMISSION.

PRICE WATERHOUSE LLP